UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2026

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As part of previously announced efforts by IO Biotech, Inc. (the “Company”) to reduce the Company’s operating expenses while the Company explores a range of strategic alternatives, the Board of Directors of the Company approved on January 21, 2026, a restructuring and workforce reduction plan (the “Plan”) which is expected to result in a significant reduction of the Company’s workforce globally.

In connection with the implementation of the Plan, the Company expects to incur one-time charges and cash expenditures in a range of approximately $2.4 million to $2.6 million, primarily related to employee wages and severance payments, healthcare continuation, earned vacation time and related termination costs. The Company expects to incur these charges primarily during the first quarter of 2026.

The actual timing and amount of these charges may differ from the Company’s current estimates due to a variety of factors, including the finalization of severance terms, jurisdiction-specific legal requirements, and the pace of transition activities. The Company may also incur additional non-material charges in future periods related to the Plan.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Company’s previously announced efforts to significantly reduce the Company’s operating expenses while the Company explores a range of strategic alternatives, on January 28, 2026, the Company notified Qasim Ahmad, M.D., the Company’s Chief Medical Officer and a named executive officer, that his employment with the Company would end effective as of the close of business on February 15, 2026.

Item 8.01.	Other Events

On January 30, 2026, the Company issued a press release announcing that it has retained Raymond James & Associates, Inc. to serve as exclusive financial advisor to assist the Company in its previously announced exploration of strategic alternatives. The Company also announced a restructuring and workforce reduction plan which is expected to result in a significant reduction of the Company’s workforce globally to reduce the Company’s operating expenses while the Company explores strategic alternatives.

A copy of the Company’s press release is filed with this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	IO Biotech, Inc. Press Release, dated as of January 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: January 30, 2026	By:	/s/ Mai-Britt Zocca, Ph.D.
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer